EXHIBIT 21

LIST OF SUBSIDIARIES OF SPARTAN STORES, INC. Direct subsidiaries of Spartan Stores, Inc.:
1.	SPARTAN STORES DISTRIBUTION, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Distribution, LLC

2.	JFW DISTRIBUTING COMPANY Jurisdiction of Incorporation: Names under which business is conducted:	Michigan JFW Distributing Company

3.	LLJ DISTRIBUTING COMPANY Jurisdiction of Incorporation: Names under which business is conducted:	Michigan LLJ Distributing Company

4.	UWG COMPANY Jurisdiction of Incorporation: Names under which business is conducted:	Michigan UWG Company

5.	MARKET DEVELOPMENT CORPORATION Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Market Development Corporation Ludington Plaza Ludington Corner Westland of Three Rivers Cascade East Kentwood Center Jefferson Square (in IN) Market Street Plaza (in IN)

6.	SPARTAN STORES HOLDING, INC. (see this entity's subsidiaries below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Spartan Stores Holding, Inc.

7.	SEAWAY FOOD TOWN, INC. (see this entity's subsidiaries below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Seaway Food Town, Inc. (in OH) The Pharm (in OH) Buckeye Discount (in OH) Tracy & Avery Food Town (in OH)

8.	SI INSURANCE AGENCY, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan SI Insurance Agency, Inc.

9.	SPARTAN INSURANCE COMPANY LTD. Jurisdiction of Incorporation: Names under which business is conducted:	Bermuda Spartan Insurance Company Ltd.

Indirect subsidiaries of Spartan Stores, Inc.:

Subsidiaries of Spartan Stores Holding, Inc.
10.	SPARTAN STORES FUEL, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Fuel, LLC Glen's Quick Stop Family Fare Quick Stop

11.	FAMILY FARE, LLC (see this entity's subsidiary below) Jurisdiction of Formation: Names under which business is conducted:	Michigan Family Fare, LLC Family Fare Pharmacy Family Fare Supermarket Glen's Markets Glen's Pharmacy 32nd Street Baking Co. Café Creations

Subsidiary of Family Fare, LLC:
12.	PREVO'S FAMILY MARKETS, INC. (see this entity's subsidiary below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Prevo's Family Markets, Inc. D & W Fresh Market

Subsidiary of Prevo's Family Markets, Inc.:
13.	SPARTAN STORES ASSOCIATES, LLC (see this entity's subsidiary below) Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Associates, LLC

Subsidiary of Spartan Stores Associates, LLC:
14.	MSFC, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan MSFC, LLC Madison Family Market

Subsidiaries of Seaway Food Town, Inc.:
15.	THE PHARM OF MICHIGAN, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan The Pharm of Michigan, Inc. The Pharm

16.	SPARTAN PROPERTIES MANAGEMENT, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Spartan Properties Management, Inc.

17.	VALLEY FARM DISTRIBUTING CO. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Valley Farm Distribution Co. VFD (in MI, OH and PA) Valley Farm Foods (in OH)

18.	PORT CLINTON REALTY COMPANY (General partnership owned 32% by Seaway Food Town, Inc.) Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Port Clinton Realty Company

19.	CUSTER PHARMACY, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Custer Pharmacy, Inc. Food Town Pharmacy

20.	GRUBER'S FOOD TOWN, INC. (see this entity's subsidiary below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Gruber's Food Town, Inc. Kash N' Karry Super Food Stores Kash N' Karry Warehouse Market The Pharm Food Town Pharmacy #6040

Subsidiary of Gruber's Food Town, Inc.
21.	GRUBER'S REAL ESTATE, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Gruber's Real Estate, LLC